                                                                  EXHIBIT 10.148

                    FIRST AMENDMENT TO MASTER LEASE AGREEMENT

         THIS FIRST AMENDMENT TO MASTER LEASE AGREEMENT ("Amendment") is made and entered into as of the 31st day of December, 2005, by and between EMERALD-CEDAR HILLS, INC. a Florida corporation, EMERALD-GOLFVIEW, INC. a Florida corporation, EMERALD-SOUTHERN PINES, INC. a Florida corporation and EMERALD-GOLFCREST, INC., a Florida corporation (herein collectively called the "Lessor") and SENIOR CARE FLORIDA LEASING, LLC, a Delaware limited liability company (herein called the "Lessee").

                                    RECITALS

         WHEREAS, Lessor owns certain real property located in the State of Florida as more particularly described on EXHIBITS A-1 THROUGH A-4 attached hereto on which there are located four (4) existing fully licensed nursing home facilities owned and operated by Lessor (collectively, the "Leased Properties");

         WHEREAS, Lessor and Lessee have entered into a Master Lease Agreement dated as of April 1, 2003 (the "Lease"), whereby Lessor has leased the Leased Properties to Lessee;

         WHEREAS, the Lease is scheduled to expire at midnight on December 31, 2005; and

         WHEREAS, Lessor and Lessee desire to extend the terms of the Lease upon the terms, covenants and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties to this Amendment hereby covenant and agree as follows:

     1. Amendment Definitions. Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Lease. Section
1.3 of the Lease is amended to add the following additional definitions:

                  "CPI" or "Consumer Price Index": As of any date, the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982=84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States, calculated in this Lease as the CPI attributable to the month three months prior to the applicable date herein (e.g., the CPI used to calculate


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         the adjustment in Base Rent as of January 1, 2006, shall be the CPI for the month of October, 2005, compared to the CPI for the month of October, 2004."

                  "Qualified Capital Expenditures: Expenditures capitalized on the books of Lessee for alterations, renovations, repairs and replacements to the Facilities including without limitation any of the following:

            Replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and major replacement of siding; major roof replacements, including major replacements of gutters, down spouts, eaves and soffits; major repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; major repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior; but excluding additions, normal maintenance and repairs. For purposes of this definition, "additions" shall mean any expansion of a Facility, including the construction of a new wing or a new story on an existing Facility."

         2. Extension of Term. The definition of "Term Expiration Date" as defined in Section 1.3 of the Lease is hereby deleted and the following inserted in lieu thereof:

         "Term Expiration Date: February 28, 2010."

         3. Modification of Base Rent. The definition of "Base Rent" as defined in Section 1.3 of the Lease is hereby deleted and the following inserted in lieu thereof:

                  "Base Rent: (i) From the Commencement Date through December 31, 2005, the base rent shall be calculated on the basis of One Million Four Hundred Ninety-Eight Thousand and No/100 Dollars ($1,498,000.00) per annum, payable in equal monthly installments of One Hundred Twenty-Four Thousand Eight Hundred Thirty-Three and 34/100 Dollars ($124,833.34) each. Base Rent for any partial Lease Year shall be pro-rated based on the number of days elapsed in such Lease Year.

                  (ii) For each year Lease Year commencing January 1, 2006 and continuing through February 28, 2010, Base Rent shall be the lesser of
         (A) $1,498,000.00 increased by a percentage equal to two (2) times the percentage increase in the CPI (if positive) from January 1, 2005 to January 1, 2006 and the first day of each succeeding Lease Year, as applicable and (B) the following amounts for each calendar year:



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
                  Lease Year                                  Base Rent
                  ----------                                  ---------
                  2006                                        $1,542,940

                  2007                                        $1,589,228

                  2008                                        $1,636,905

                  2009                                        $1,686,012

                  2010                                        $1,736,592

         Under no circumstances will the Base Rent decrease. Base Rent for any partial Lease Year shall be pro-rated based on the number of days elapsed in such Lease Year. Base Rent shall continue to be paid in equal monthly installments."

         4. Lease Year. The definition of "Lease Year" as defined in Section 1.3 of the Lease is hereby deleted and the following inserted in lieu thereof:

                  "Lease Year: A period of twelve (12) successive calendar months commencing on the Commencement Date (as defined in Article 2 hereof) and on the same date in each successive calendar year through December 31, 2005. As of January 1, 2006, a new Lease Year shall commence and continue for a period of twelve (12) successive calendar months and on January 1st of each successive calendar year until the Term Expiration Date or date of earlier termination of this Lease as provided herein."

         5. Payments in the event of a Rent Adjustment. Section 4.2 of the Lease is hereby deleted and the following inserted in lieu thereof:

                  "4.2 Payments in the event of Rent Adjustment. Base Rent shall be adjusted on January 1, 2006, and each January 1 thereafter throughout the Term of this Lease. In the event this Lease provides for adjustment of the Base Rent on any basis that requires a determination of Base Rent which cannot be made on or before the due date of the first installment of Base Rent following the Adjustment Date, Lessee shall continue to pay the Base Rent at the rate previously in effect until Lessor gives Lessee Notice of its determination of the adjusted Base Rent. Upon such determination, the Base Rent shall be retroactively adjusted as of the Adjustment Date. On or before the second (2nd) Payment Date for Base Rent following receipt by Lessee of Lessors' Notice of the adjustment, Lessee shall make an additional payment of Base Rent in such amount as will bring the Base Rent, as adjusted, current on or before such (2nd) Payment Date, plus interest on the amount of such additional payment (i.e. the difference between the monthly installment of Base Rent before and after the increase as of the Adjustment Date, divided by thirty (30) and


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         multiplied by the number of days between the Adjustment Date and the date of payment by Lessee) at the Prime Rate from the Adjustment Date through the date of such additional payment, and thereafter Lessee shall pay the adjusted Base Rent in correspondingly adjusted monthly installments until the Base Rent is next adjusted as required herein. This Section 4.2 shall survive the expiration or termination of this Lease with respect to any adjustment which is not known or fully paid as of the date of the expiration or termination.

                  The reference to "Additional Rent" in the definition of "Rent" under Section 1.3 and in Section 4.3, or elsewhere in this Lease are hereby deleted, and Exhibit C is hereby deleted and no longer a part of this Lease."

         6. General Insurance Requirements. Article 11 of the Lease is hereby deleted and the following inserted in lieu thereof:


                  "11.1 General Insurance Requirements. Lessee shall keep the Leased Properties, and all property located in or on the Leased Properties, including any personal property of Lessors and Lessee's Personal Property, insured with insurance meeting the following requirements: (a) all insurance shall be written by companies authorized to do insurance business in the applicable States and having a rating classification of not less than A- and a financial size category of "Class VII" or larger, according to the then most recent issue of Best's Key Rating Guide; (b) all policies must name Lessors as an additional insured, and name as an additional insured any Facility Mortgagee by way of a standard form of mortgagee's loss payable endorsement in use in the applicable States and in accordance with any such other requirements as may be established by such Facility Mortgagee; (c) casualty losses must be payable to Lessors or Lessee as provided in Article 12, and loss adjustments shall require the written consent of Lessors, any Facility Mortgagee, and, provided no Event of Default has occurred and is continuing at the time, Lessee, which consent shall not be unreasonably withheld by either Lessors or Lessee;
         (d) each insurer must agree that it will give Lessors and any Facility Mortgagee at least thirty (30) days written notice before its policy shall be altered, allowed to expire or canceled; (e) the amount of any deductible or retention must be approved by Lessors prior to the issuance of any policy, which approval will not be unreasonably withheld, conditioned or delayed; and (f) the form of all policies shall be approved by Lessors and any existing Facility Mortgagee, whose approval shall not unreasonably be withheld, conditioned or delayed, provided that such policies conform to the requirements of this Article
         11. Notwithstanding the foregoing, Lessee may obtain so-called "umbrella" policies, comprehensive liability policies and professional


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         liability policies of insurance from non-admitted surplus line carriers acceptable to Lessors.


                  11.2 Risks to be Insured. The policies covering the Leased Properties and Lessee's Personal Property shall insure against the following risks:

                           11.2.1 Loss or damage by fire, vandalism and malicious mischief, earthquake, extended coverage perils commonly known as "Special Risk," and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, in an amount not less than one hundred percent (100%) of Replacement Cost (provided that earthquake coverage may have a sublimit coverage of $5,000,000.00);

                           11.2.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus in such amounts as may be required by Lessors from time to time;

                           11.2.3 Business interruption insurance or a blanket earnings and expense coverage endorsement covering risk of loss during reconstruction necessitated by the occurrence of any of the hazards described in Sections 11.2.1 or 11.2.2 (but in no event for a period less than twelve (12) months) in an amount sufficient to prevent Lessors and Lessee from becoming a co-insurer;

                           11.2.4 Claims for personal injury or property damage under a policy of commercial general public liability insurance with a combined single limit per occurrence in respect of bodily injury and death and property damage of One Million Dollars ($1,000,000.00), and an aggregate limitation of Three Million Dollars ($3,000,000.00), with a minimum One Million Dollar ($1,000,000.00) excess policy, which insurance shall insure Lessee's contractual liability to Lessors under the indemnity provisions of Article 18 of this Lease, and if written on a "claims-made" basis, Lessee shall also provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Lessors in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining "tail" insurance coverage providing coverage for a period of at least three (3) years beyond the expiration of the Term;

                           11.2.5 Claims arising out of malpractice in an amount of not less than Two Million Dollars ($2,000,000.00) for each person and for each occurrence and, if written on a "claims-made" basis, Lessee shall also provide continuous liability coverage for claims during the Term either


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         by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Lessors in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining "tail" insurance coverage providing coverage for a period of at least three
         (3) years beyond the expiration of the Term;

                           11.2.6 Flood (with respect to any portions of the Leased Properties located in whole or in party within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area up to the maximum limit that can be obtained under the Federal Flood Insurance Program;

                           11.2.7 During such time as Lessee is constructing any improvements, (i) workers compensation insurance and employers' liability insurance covering all persons employed in connection with the improvements in statutory limits, (ii) builder's risk insurance, completed value form, covering all physical loss, in an amount satisfactory to Lessors, and (iii) such other insurance, in such amounts, as Lessors deem necessary to protect Lessors' interest in the Leased Properties from any act or omission of Lessee's contractors or subcontractors, and certificates of insurance evidencing such coverage, in form satisfactory to Lessors, shall be presented to Lessors prior to the commencement of construction of such improvements;

                           11.2.8 Primary automobile liability insurance with limits of One Million Dollars ($1,000,000.00) per occurrence each for owned and non-owned hired vehicles.

                  11.3 Payment of Premiums; Copies of Policies; Certificates. Lessee shall pay when due all of the premiums for the insurance required by this Lease, and shall deliver to Lessors and to any Facility Mortgagee requesting such evidence, certificates of insurance in form satisfactory to Lessors and such Facility Mortgagee. Satisfactory evidence of insurance required by this Lease or certificates thereof shall be delivered to Lessors prior to their effective date (and, with respect to any renewal policy, Lessee will use commercially reasonable efforts to provide the same within twenty
         (20) days but in all events not less than five (5) Business Days prior to the expiration of the existing policy) with copies of such policies to be provided as available, and in the event of the failure of Lessee either to carry the required insurance or pay the premiums therefor, or to deliver copies of policies or certificates to Lessors as required, Lessors shall be entitled, but shall have no obligation, to obtain such insurance an pay the premiums therefor when due, which premiums shall be repayable to Lessors upon written demand therefor as Additional Charges which Lessee shall be deemed to and does hereby agree to pay.



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                  11.4 Premiums Deposits. If any provision of a Facility
         Mortgage requires deposits of premiums for insurance to be made with the Facility Mortgagee, Lessee shall pay to Lessors monthly the amounts required and Lessors shall transfer such amounts to the Facility Mortgagee, unless, pursuant to written direction by Lessors, Lessee makes such deposits directly with the Facility Mortgagee.

                  11.5 Umbrella Policies. If Lessee chooses to carry umbrella liability coverage to obtain the limits of liability required under this Lease, the umbrella policies must provide coverage in the same manner as the primary commercial general liability policy and must contain no exclusions in addition to, or limitations materially different than, those of the primary policy.

                  11.6 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such insurance as may be required from time to time by any Facility Mortgagee, and shall at all times comply with all laws with respect to worker's compensation insurance coverage.

                  11.7 No Liability; Waiver of Subrogation. Lessors shall have no liability to Lessee, and, provided Lessee provides the insurance required of it by this Lease, Lessee shall have no liability to Lessors, regardless of the cause, for any loss or expense resulting from or in connection with damages to or the destruction or other loss of any Leased Property or Lessee's Personal Property, and neither party will have any right or claim against the other for any such loss or expense by way of subrogation. Each insurance policy carried by either party covering any of the Leased Properties and Lessee's Personal Property, including without limitation, contents, fire and casualty insurance, shall contain an express waiver of any right of subrogation on the party of the insurer against the other party. Lessee shall pay any additional costs or charges for obtaining such waiver.

                  11.8 Increase in Limits. From time to time, but not more often than once every two (2) years, in the event that Lessors shall reasonably determine that the limits of the commercial general liability insurance then carried are insufficient, Lessors shall give Lessee Notice of acceptable increased limits for such insurance to be carried; and Lessee shall then obtain and maintain such insurance with such increased limits unless and until further increase as permitted under the provisions of this Section. Lessors' determination of increased limits shall be accompanied by a description of the basis for such determination.

                  11.9 Blanket Policy. Any insurance required by this Lease may be provided by so-called blanket policies of insurance carried by Lessee, provided, however, that the coverage afforded Lessors thereby may not


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         thereby be less than or materially different from that which would be provided by a separate policies meeting the requirements of this Lease, and provided further that such policies meet the requirements of all Facility Mortgages.

                  11.10    No Separate Insurance.

                           11.10.1 Lessee shall not on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required by this Lease, to be furnished by, or which may be reasonably be required to be furnished by, Lessee, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessors and all Facility Mortgagees, are named therein as additional insureds, and losses are payable thereunder in the same manner as losses are payable under this Lease.

                           11.10.2 Nothing herein shall prohibit Lessee, upon Notice to Lessors, from (i) securing insurance required to be carried hereby with higher limits of liability than required in this Lease, or
         (ii) securing insurance against risks not required to be insured pursuant to this Lease, and as to such insurance, Lessors and any Facility Mortgagee need not be included therein as additional insureds, nor must losses thereunder be payable in the same manner as losses are payable under this Lease, except to the extent required to avoid a default under a Facility Mortgage or any other encumbrance.

                           11.10.3 Lessor acknowledges that the liability insurance coverage and the malpractice insurance coverage required pursuant to Sections 11.2.4 and 11.2.5 of the Lease, are currently unavailable generally in the nursing home industry at commercially affordable rates and that Lessee currently maintains and has in place general liability and malpractice insurance with single limit coverage of Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence and Five Hundred Thousand Dollars ($500,000.00) cumulative, with a deductible of Twenty Five Thousand Dollars ($25,000.00). Lessor hereby agrees that, the provisions of Sections 11.2.4 and 11.2.5 of the Lease to the contrary notwithstanding, until such time as the insurance coverage required therein is generally available in the nursing home industry at commercially affordable rates, Lessee shall not be required to obtain the coverages required therein. Lessee shall not be deemed to be in default of the provisions of Section 11 of the Leases as a result thereof. Lessee shall provide Lessor, on an annual basis, information from its insurance carrier and from comparable insurance carriers of the costs of insurance


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         premiums to meet Lessor's insurance requirements. At such time as the premium amounts for required coverage quoted in this Article are commercially affordable, Lessee shall immediately purchase any and all insurance policies necessary to meet the requirements of Sections
         11.2.4 and 11.2.5 of the Lease. This provision does not relieve Lessee from its agreement of indemnity under Article 18 of the Lease (or elsewhere in this Lease) nor does it modify the provisions thereof. Notwithstanding the foregoing, Lessee acknowledges and agrees that Lessor shall have the right to withhold its consent to any proposed Permitted Assignment unless the permitted assignee agrees to provide the insurance coverage required by the provisions of Sections 11.2.4 and 11.2.5 of the Lease."

         7. Article 23. An Article 23 shall be inserted into the Lease and provide as follows:

                  "23.1 Minimum Qualified Capital Expenditures. Each Lease Year, Lessee shall expend with respect to each Leased Facility at least Three Hundred Fifty Dollars ($350.00) and NO/100 per licensed bed for Qualified Capital Expenditures to improve the applicable Facility, which amount shall be increased each Lease Year, beginning the January 1, 2007 Lease Year, in proportion to increases in the CPI from the Commencement Date to the commencement of each such Lease Year ("Minimum Qualified Capital Expenditures"). If Lessee expends with respect to any Facility more than the Minimum Qualified Capital Expenditures in any Lease Year, the excess Minimum Qualified Capital Expenditures shall be credited against Lessee's Minimum Qualified Capital Expenditures required with respect to such Facility for the next Lease Year, and if the amount of the credit exceeds Lessee's Minimum Qualified Capital Expenditures required with respect to such Facility for the next Lease Year, such excess shall be credited against Lessee's Minimum Qualified Capital Expenditures required with respect to such Facility for the following Lease Years. At least annually, at the request of Lessors, Lessors and Lessee shall review the capital expenditures budgets and reasonably agree on modifications, if any, required by changed circumstances and the changed conditions of the Leased Properties."

         8. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

         9. Headings. Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of the Amendment.

         10. Enforceability of Lease. Except as expressly and specifically set forth herein, the Lease remains unmodified and in full force and effect. In the event of any


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discrepancy between Lease and this Amendment, the terms and conditions of this
Amendment will control and the Lease is deemed amended to conform hereto.
























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         IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers as of the date first above written.

LESSOR:                                   LESSEE:
------                                    ------

Emerald-Cedar Hills, Inc.,                Senior Care Florida Leasing, LLC
a Florida corporation                     a Delaware limited liability company


By: /s/ R. Brent Maggio                   By: /s/ William R. Council III
    --------------------------                --------------------------------
Name: R. Brent Maggio                     Name: William R. Council III
      ------------------------                  ------------------------------
Its:  President                           Its: President
      ------------------------                 -------------------------------

Emerald-Golfview, Inc.,
a Florida corporation


By: /s/ R. Brent Maggio
    --------------------------
Name: R. Brent Maggio
      ------------------------
Its:  President
      ------------------------

Emerald-Southern Pines, Inc.,
a Florida corporation


By: /s/ R. Brent Maggio
    --------------------------
Name: R. Brent Maggio
      ------------------------
Its:  President
      ------------------------

Emerald-Golfcrest, Inc.,
a Florida corporation


By: /s/ R. Brent Maggio
    --------------------------
Name: R. Brent Maggio
      ------------------------
Its:  President
      ------------------------

OMEGA HEALTHCARE INVESTORS, INC., ACKNOWLEDGES AND CONSENTS TO THE TERMS OF THIS AMENDMENT.

Omega Healthcare Investors, Inc.,
a Maryland corporation


By: /s/ Daniel J. Booth
    --------------------------
Name: Daniel J. Booth
      ------------------------
Its:  Chief Operating Officer
      -----------------------



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                                 ACKNOWLEDGMENT

         The undersigned consents to the transactions contemplated by this Amendment, ratifies and affirms its Guaranty dated as of April 1, 2003, on the same terms and conditions in effect prior to this Amendment.

                                      GUARANTORS:
                                      ----------

                                      Advocat, Inc.,
                                      a Delaware corporation

                                      By: /s/ William R. Council III
                                          --------------------------------
                                      Name: William R. Council III
                                            ------------------------------
                                      Its: President
                                           -------------------------------



                                      Diversicare Management Services, Co.,
                                      a Tennessee corporation

                                      By: /s/ William R. Council III
                                          --------------------------------
                                      Name: William R. Council III
                                            ------------------------------
                                      Its: President
                                           -------------------------------


                                      Advocat Finance, Inc.
                                      a Delaware corporation

                                      By: /s/ William R. Council III
                                          --------------------------------
                                      Name: William R. Council III
                                            ------------------------------
                                      Its: President
                                           -------------------------------


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